UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2024

Presto Automation Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39830	84-2968594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

985 Industrial Road

San Carlos, CA 94070

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 817-9012

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PRST	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock	PRSTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on December 28, 2023, Presto Automation Inc. (the “Company”) received a notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company was not in compliance with the requirement to maintain a minimum closing bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Requirement”), because the closing bid price of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), was below $1.00 per share for 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days from the date of the Notice, or until June 25, 2024, to regain compliance with the Bid Price Requirement.

On June 27, 2024, the Company received a Staff determination letter (the “Staff Determination Letter”) from Nasdaq informing the Company that the Company had not regained compliance with the Bid Price Requirement. The Staff Determination Letter noted that unless the Company requests an appeal of the Staff’s determination by July 5, 2024, the Company’s Common Stock and warrants will be scheduled for delisting at the opening of business on July 9, 2024, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

The Company intends to request a hearing before a Nasdaq Hearings Panel (the “Panel”) on or before July 5, 2024, which will stay any further delisting action by the Staff pending the ultimate outcome of the hearing. There can be no assurance the Panel will grant any request for continued listing or that the Company will be able to regain compliance with the applicable listing criteria within the period of time that may be granted by the Panel. The Company’s Common Stock and warrants will remain listed and eligible for trading on the Nasdaq Global Market at least pending the ultimate conclusion of the hearing process.

Previously, on June 14, 2024, the Company’s board of directors (the “Board”) approved a proposal to effect a reverse split of the Company's Common Stock in a range between 1-25 and 1-100, subject to approval by the Company’s stockholders at Special Meeting scheduled for July 16, 2024.  Assuming stockholder approval, the Board intends to effect a reverse stock split as soon as practical thereafter with the goal of regaining compliance with the Bid Price Requirement.

Further, as previously disclosed, the Company is subject to two other deficiency notices from Nasdaq relating to (i) the requirement to maintain a minimum Market Value of Publicly Held Securities of $15 million and (ii) the requirement to maintain a minimum Market Value of Listed Securities of $50 million. These deficiencies may become an additional basis for delisting, and as such, the Company intends to address these concerns before the Panel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTO AUTOMATION INC.

By:	/s/ Susan Shinoff
	Name:	Susan Shinoff
	Title:	General Counsel and Corporate Secretary

Dated: July 3, 2024